Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement (“Registration Statement”) No. 333-198393 on Form S-1 of our report dated March 31, 2014 (except for notes 3 and 18, as to which the date is October 17, 2014), relating to the consolidated financial statements of LendingClub Corporation for the year ended December 31, 2013 appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

October 17, 2014

San Francisco, CA